Exhibit 10.3
PENN NATIONAL GAMING, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT
(Cash-Settled)
Penn National Gaming, Inc. (the “Company”) has granted to you an Award of Restricted Stock Units (“Award”) pursuant to the Penn National Gaming, Inc. 2022 Long Term Incentive Compensation Plan, as follows:

Grantee:	_____________________________
Date of Grant:	_______________________, 20___
Total Number of Restricted Stock Units:	_____________________________
Vesting Schedule	_____________________________ The Award is subject to vesting and forfeiture conditions as determined by the Compensation Committee or its delegate from time to time as set forth herein.
This Award is subject to the terms and conditions of the Penn National Gaming, Inc. 2022 Long Term Incentive Compensation Plan, as amended from time to time (the “Plan”), which is available upon request, and any rules, and regulations established by the Compensation Committee of the Board of Directors of the Company (the “Committee”) or its delegate. Words used herein with initial capitalized letters that are not defined in this Award are defined in the Plan.
The terms provided herein are applicable to this Award. Different terms may apply to any prior or future awards under the Plan (or a predecessor plan). To the extent that there is a conflict between the terms of this Award and the Plan, the terms of the Plan shall govern.
I.ACCEPTANCE OF AWARD
This Award constitutes an agreement between you and the Company. You have reviewed all of the provisions of the Plan and this Award. By electronically accepting this Award according to the instructions provided by the Company’s designated broker, you agree that this electronic contract contains your electronic signature, which you have executed with the intent to sign this Award, and that this Award is granted under and governed by the terms and conditions of the Plan, this Award, and the applicable provisions (if any) contained in a written employment agreement between the Company or a Subsidiary and you. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee or its delegate on questions relating to the Plan, this Award, and, solely in so far as they relate to this Award, the applicable provisions (if any) contained in a written employment agreement between the Company or a Subsidiary and you.
II.GRANT OF CASH-SETTLED RESTRICTED STOCK UNITS
Effective as of the Date of Grant identified above, the Company has granted to you an Award of Restricted Stock Units. Each vested Restricted Stock Unit represents the right to a cash payment equal to the Fair Market Value of one share of the Company's Common Stock subject to the Vesting Schedule set forth above and the vesting and forfeiture conditions described below. You have no right to receive shares of Common Stock of the Company under this Award.

III.VESTING AND FORFEITURE
This Award is subject to forfeiture according to the Vesting Schedule set forth above and this Section III. If your service as an Employee, Consultant, or Director of the Company or a Subsidiary, as applicable, terminates for any reason (except as otherwise provided for in the Plan or below), then all of the Restricted Stock Units (and any right to receive cash payments thereunder) that have not vested at such time shall be forfeited. You will receive no payment or shares of Common Stock for Restricted Stock Units that are forfeited. The Restricted Stock Units will also vest in their entirety as of the occurrence of any of the following events.
A.Death or Disability
If your employment or service as an Employee, Consultant or Director of the Company or a Subsidiary, as applicable, terminates due to your death or Disability before the Restricted Stock Units have become fully vested in accordance with the Vesting Schedule, the forfeiture restrictions on this Award shall lapse and all unvested Restricted Stock Units shall vest.
For purposes of this Award, “Disability” means a physical or mental impairment sufficient to make the Grantee who is an Employee eligible for benefits under the Company’s or Subsidiary’s long-term disability plan in which the Grantee is a participant. A Grantee who is a Director or Consultant shall be treated as having a Disability if a physical or mental impairment would have made the Director or Consultant eligible for benefits under the Company’s or Subsidiary’s long-term disability plan had the Director or Consultant been an Employee.
B.Change of Control
If your employment or service as an Employee, Consultant or Director of the Company or a Subsidiary, as applicable, is terminated by the Company without Cause or by you for Good Reason within two (2) years following a Change of Control (or on the date of the Change of Control), the forfeiture restrictions on this Award shall lapse, all unvested Restricted Stock Units shall vest, and the provisions of Article XIII of the Plan shall apply.
IV.LEAVES OF ABSENCE
For purposes of this Award, your employment or service as an Employee, Consultant, or Director, as applicable, does not terminate when you go on a leave of absence recognized under the Plan. Your employment or service will terminate when the leave of absence ends, however, unless you immediately return to active employment or service in the applicable capacity.
V.PAYMENT
The Company will deliver to you a cash payment for each vested and outstanding Restricted Stock Unit as soon as reasonably practicable following vesting, but no later than sixty (60) days following the date on which the vesting condition is met, subject to satisfaction of the applicable tax withholding requirements as set forth in Section VIII of this Award.
VI.NATURE OF CASH-SETTLED RESTRICTED STOCK UNITS; SHAREHOLDER RIGHTS
You are not and do not have the rights of a shareholder of the Company due to this Award. Cash-settled Restricted Stock Units are used solely as a device to measure and determine the cash amount that will be paid to you following the date on which the Restricted Stock Units vest. Restricted Stock Units are not treated as property or as a trust fund of any kind. Nothing in this Award, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person. All amounts attributable to the Restricted Stock Units shall be and remain the sole property of the Company, and your rights under this Award and the Plan are limited to the right to receive cash following the date the Restricted Stock Units vest. You have no right to receive shares of Common Stock under this Award.
VII.TRANSFER OF RESTRICTED STOCK UNITS
The Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or otherwise encumbered except in accordance with Section 12.8 of the Plan. Any attempt at such disposition shall be void.
VIII.WITHHOLDING TAXES
Upon the issuance of any cash payment in accordance with the foregoing, the Company shall withhold all applicable tax-related items legally payable by you from such cash payment.
IX.ADJUSTMENTS
As described more fully in Section 11.2 of the Plan, in the event of a stock split, a stock dividend and certain other events or transactions affecting the Common Stock, the number of Restricted Stock Units underlying this Award may be adjusted.
X.ELECTRONIC DELIVERY AND DISCLOSURE
The Company may deliver or disclose, as applicable, any documents related to this Award, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents delivered electronically or to retrieve such documents furnished electronically, as applicable, and agree to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.
XI.NO RIGHT TO CONTINUED SERVICE
This Award does not give you the right to continue in employment or service with the Company or Subsidiary in any capacity. The Company or Subsidiary reserves the right to terminate your employment or services at any time, with or without cause, subject to any employment agreement or other contract. In the event of a conflict between the terms of this Award and an employment agreement, if any, the terms of the employment agreement control.
XII.APPLICABLE LAW
This Award will be interpreted and enforced under the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.
XIII.CODE SECTION 409A COMPLIANCE
To the extent the Committee determines that this Award is subject to Section 409A of the Code and fails to comply with the requirements of such Section, the Committee reserves the right to amend, terminate or replace this Award in order to cause the Award to either not be subject to Section 409A of the Code or comply with the applicable provisions.

XIV.ENTIRE AGREEMENT/AMENDMENT
The text of the Plan is incorporated in this Award by reference.
This Award and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Award may be amended in a way that is adverse to you or your beneficiaries only by another written agreement, signed by both parties, otherwise, the rights of the Board or Grantor as set forth in the Plan control as to any modification, alteration or amendment of this Award.

PENN NATIONAL GAMING, INC.
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